                                                                   EXHIBIT 10.28

                                    GUARANTY

                                Fraser, Michigan                     July 1,1996


     1. For valuable consideration, the receipt whereof by VIC Management, L.L.C. and Venture Industries Corporation and its affiliated companies (each individually a "Guarantor" and collectively, the "Guarantors") is hereby acknowledged, and to induce

                              RIC Management Corp.

("RIC") to extend a Loan to:

                   Atlantic Automotive Components, L.L.C.


(the "Borrower") (the term "Loan" shall mean the $11, 883, 600 loan extended to Borrower by RIC under the Loan Agreement between the parties dated as of July 1, 1996) the Guarantors hereby guarantee to RIC that the Borrower will promptly perform and observe the Loan Agreement and that all sums stated to be payable in, or which become payable under the Loan Agreement will be promptly paid in full when due whether at maturity or earlier by reason of acceleration or otherwise, together with interest due thereunder, or the Guarantors shall immediately upon receipt of written demand thereof, fully pay and otherwise discharge all such obligations of the Borrower up to the amount of this Guaranty. This is a guaranty of payment and not of collection. In case of one or more extensions of time of payment or renewals, in whole or in part, of the Loan Agreement, the same will be promptly paid or performed when due, according to each such extension or renewal, whether at maturity or earlier by reason of acceleration or otherwise.

     2. The Guarantors hereby consent that from time to time, without notice to or further consent of the Guarantors, the performance or observance by the Borrower of the Loan Agreement may be waived or the time of performance thereof extended by RIC, and payment of any obligation hereby guaranteed may be accelerated in accordance with any agreement between RIC and the Borrower, or may be increased, extended, or renewed in whole or in part without affecting the liability of the Guarantors hereunder.

     3. Notwithstanding the aggregate sums which may be or become payable by the Borrower to RIC at any time or from time to time the liability of the Guarantors hereunder shall not exceed:

                               U.S. $3,500,000
        (Three Million Five Hundred Thousand United States Dollars )

plus any and all interest on that amount after a demand for payment under this Guaranty has been made, and all costs of collection including without limit attorney fees related to collection on this Guaranty. It is understood that the obligations of the Borrower to RIC may at any time and from time to time exceed the liability or the Guarantors hereunder without impairing this Guaranty. Each Guarantor agrees that whenever at any time or from time to time it shall make any payment to RIC hereunder on account of its liability hereunder, that it will notify RIC in writing that such payment is made under this Guaranty for such purpose. No payment pursuant to any provision hereof shall entitle the Guarantors, by subrogation to the rights of RIC, to any payment by the Borrower or out of the property of the Borrower, except after payment in full of all sums (including interest, costs and expenses) which may be or become payable by the Borrower to RIC at any time or from time to time .

     4. The Guarantors reserve the right, at any time or from time to time, on three (3) banking days prior written notice to RIC, to reduce the maximum amount guaranteed hereunder; provided, however, that the Guarantors shall in any event remain liable as guarantors, up to the amount of this Guaranty, for all obligations of the Borrower outstanding at the effective date of any such notice to RIC pursuant to this paragraph.

     5. The Guarantors waive any right to require RIC to (a) proceed against the Borrower or any property or (b) pursue any other remedy in RIC's power.
The Guarantors unconditionally and irrevocably waive each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of the Guarantors under this Guaranty, and acknowledges that as of the date of this Guaranty no such defense or setoff exists. Such waiver shall include but not be limited to a waiver of (a) any defense based on any law, regulation, or other action affecting the terms of repayment of the Loan and (b) any other event or action that would result in discharge by operation of law or otherwise of the Guarantors from the performance or observance of any obligation, covenant or agreement contained in this Guaranty. The liabilities of the Guarantors hereunder shall be joint and several.

     6. This Guaranty and all rights, obligations and liabilities arising hereunder shall be construed according to the laws of the State of Michigan, United States of America. Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code shall have the meanings therein stated.

     7. Each Guarantor has full corporate power and authority to execute, deliver and perform this Guaranty. This Guaranty has been duly authorized and approved by all necessary and proper corporate action of each Guarantor and constitutes a legal, valid and binding obligation of each Guarantor, enforceable against each Guarantor in accordance with its terms.

IN WITNESS WHEREOF, this instrument has been duly executed by each Guarantor as of the day and year above written.

VIC MANAGEMENT, L.L.C.


By:  /s/ Larry J. Winget
   ---------------------
     Larry J. Winget
     CEO Deluxe Pattern Corp.
     Its Member


VENTURE INDUSTRIES CORPORATION, FOR ITSELF AND ITS AFFILIATED COMPANIES


By:  /s/ Michael G. Torakis
   ------------------------
     Michael G. Torakis
     President

                                         WITNESS:


                                        /s/ Timothy M. Bradley
                                        ----------------------
                                        Timothy M. Bradley